                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 SYSTEMED INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------
     (5)  Total fee paid:

          --------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------------
     (3)  Filing Party:

          --------------------------------------------------------------------
     (4)  Date Filed:

          --------------------------------------------------------------------

                                    [LOGO]

                       970 WEST 190TH STREET, SUITE 400
                          TORRANCE, CALIFORNIA 90502

                       --------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON FRIDAY, MAY 26, 1995

                       --------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Systemed Inc. (the "Company") will be held at the Doubletree Hotel, 5400 West Century Boulevard, Los Angeles, California, on Friday, May 26, 1995 at 9:00 a.m. for the following purposes:

        (1) To elect members of the Board of Directors to serve until the next annual meeting of stockholders;

        (2) To increase the number of shares available for grants under the Company's 1993 Employee Stock Option Plan to 3,000,000 shares; and

        (3) To transact such other business as may be properly brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 30, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only holders of the Company's Common Stock and 8% Convertible Preferred Stock at the close of business on the record date are entitled to vote at the meeting.

     Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                                               By Order of the Board of
                                               Directors,

                                               Sam Westover
                                               President and Chief Executive
                                               Officer

Torrance, California
April 10, 1995

                                 SYSTEMED INC.
                        970 WEST 190TH STREET, SUITE 400
                           TORRANCE, CALIFORNIA 90502

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                              FRIDAY, MAY 26, 1995

                            ------------------------

                                PROXY STATEMENT

                                  INTRODUCTION

     This Proxy Statement is furnished to the stockholders of Systemed Inc., a Delaware corporation, in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Stockholders of the Company to be held on May 26, 1995, and at any and all adjournments thereof (the "Annual Meeting"). This Proxy Statement and form of Proxy are being mailed to the Company's stockholders on or about April 10, 1995.

     A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder for the nominees to the Board of Directors, for the amendment to the 1993 Employee Stock Option Plan (the "Stock Option Plan") and for any other matter properly brought before the stockholders. If no direction is made, the shares represented by each properly executed proxy will be voted for management's nominees for the Board of Directors and for the amendment to the Stock Option Plan. As to any other business which may properly be brought before the stockholders and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders.

     Any proxy given may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote their shares in person if such stockholder so desires.

     It is contemplated that the solicitation of proxies will be made primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, telegraph, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

     The Bylaws of the Company provide that the holders of a majority of the shares of stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Except as otherwise provided by statute, the Certificate of Incorporation of the Company or the Bylaws, all matters coming before the Annual Meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving the plurality of votes. All other matters to come before the Annual Meeting require the approval of a majority of the shares of voting stock present and entitled to vote thereat. Therefore, abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes as to a particular proposal, however, will be deemed shares not entitled to vote on such proposal, and will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for approval of such proposal.

                                VOTING SECURITIES

     Only holders of record of the Company's Common Stock, $.001 par value, (the "Common Stock") and 8% Convertible Preferred Stock, $.001 par value, (the "Preferred Stock") at the close of business on March 30, 1995 are entitled to notice of and to vote at the Annual Meeting. As of March 30, 1995, the Company had issued and outstanding 161,325 shares of Preferred Stock and 21,828,322 shares of Common Stock. Each share of Preferred Stock and Common Stock issued and outstanding on March 30, 1995 is entitled to one vote on each matter to come before the meeting.

     At the Annual Meeting, stockholders will have cumulative voting rights with respect to the election of Directors, pursuant to which each share will have the number of votes for Directors which equals the number of Directors which may be elected (seven). Such votes may be cast for one nominee or allocated among two or more nominees. Stockholders may exercise such rights either in person or by proxy with or without advance notice to the Company. There are no conditions precedent to the exercise of the right to cumulate votes. In the event that the Board of Directors deems it appropriate, proxies may be cumulated and distributed unequally among the seven nominees identified herein in order to ensure the election of the maximum number of such nominees. The seven nominees receiving the highest number of votes at the Annual Meeting will be elected.

                             ELECTION OF DIRECTORS
NOMINEES

     Directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. THE BOARD OF DIRECTORS IS OF THE OPINION THAT THE ELECTION TO THE BOARD OF DIRECTORS OF THE PERSONS IDENTIFIED BELOW, ALL OF WHOM ARE CURRENTLY SERVING AS DIRECTORS OF THE COMPANY AND HAVE CONSENTED TO CONTINUE TO SERVE IF ELECTED, WOULD BE IN THE BEST INTERESTS OF THE COMPANY. The names of such nominees are as follows: Ronald P. Arrington, James F. Doherty, John E. Flood, Jr., J. Roberts Fosberg, Frederick M. Myers, Jon C. Thorson, M.D. and Sam Westover.

     Shares represented by proxies will be voted FOR the election of the above named nominees unless a stockholder indicates that the proxy shall not be voted for all or any one of the nominees. If for any reason a nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the shares represented by proxies voted in favor of the nominee will be voted for such substitute nominee if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

     Set forth below is certain information with respect to the nominees to the Board of Directors of the Company.

               NAME                  AGE                    POSITION
               ----                  ---                    --------
        Ronald P. Arrington          52      Director
        James F. Doherty             65      Director
        John E. Flood, Jr.           65      Director and Vice Chairman of the Board
        J. Roberts Fosberg           58      Director and Chairman of the Board
        Frederick M. Myers           72      Director
        Jon C. Thorson, M.D.         63      Director
        Sam Westover                 39      President, Chief Executive Officer and Director

     RONALD P. ARRINGTON, ESQ., is Chairman of the Compensation Committee and a member of the Executive Committee of the Board of Directors. He has been a Director of the Company since 1981. Mr. Arrington has been engaged in the practice of law since 1968 and is a member of the law firm of Rutan & Tucker, Costa Mesa, California. Mr. Arrington is currently also a member of the Board of Directors of Proxima Corporation.

     JAMES F. DOHERTY, ESQ., has been a Director of the Company since July 1994. Mr. Doherty is a member of the Compensation Committee of the Board of Directors. He is the former chief administrative officer of Group Health Association of America, Inc. ("GHAA"), the largest national trade association for organized prepaid healthcare systems in the United States. He served as Executive Director of GHAA from July 1979 to March 1986, at which time he was named President of GHAA, a position in which he served until his retirement in September 1993. Mr. Doherty also served as founding president of the National Health Lawyers Association.

     JOHN E. FLOOD, JR., has served as a Director of the Company since 1984. From April 1986 through August 1993 he served as Chairman of the Board of Directors of the Company. He was named Vice Chairman of the Board in August 1993. He is a member of the Audit, Compensation and Executive Committees of the Board of Directors. Mr. Flood is currently a management consultant.

     J. ROBERTS FOSBERG, has served as the Company's Chairman of the Board since August 1993. From July 1986 through August 1993 he served as the Company's President and Chief Executive Officer. Mr. Fosberg was elected to the Company's Board of Directors in September 1986. Mr. Fosberg also serves on the Compensation and Executive Committees of the Board of Directors.

     FREDERICK M. MYERS, ESQ., has served as a Director of the Company since 1983. Mr. Myers is also Chairman of the Audit Committee and a member of the Compensation Committee of the Board. He is a member of the law firm of Cain, Hibbard, Myers, & Cook, Pittsfield, Massachusetts. Mr. Myers has been engaged in the practice of law since 1948 and has been a Director of Patten Corporation since 1990.

     JON C. THORSON, M.D., has served as a Director of the Company since September 1986 and is a member of the Compensation Committee of the Board. He is President of Alpha Group, a consulting and development firm.

     SAM WESTOVER, has served as President and Chief Executive Officer of the Company since August 1993 and as a Director of the Company since July 1992. Mr. Westover is Chairman of the Executive Committee of the Company's Board of Directors. From January 1993 until August 1993, Mr. Westover served as Senior Vice President, Chief Financial Officer and Treasurer of Wellpoint Health Networks, the largest publicly traded managed healthcare company in the U.S. Prior to joining Wellpoint, Mr. Westover served as Chief Financial Officer and Senior Vice President, Corporate Financial Services of Blue Cross of California, a position to which he was named in May 1990.

MEETINGS OF BOARD AND COMMITTEES

     The Board of Directors held thirteen meetings during the fiscal year ended December 31, 1994. No director attended fewer than 75% of the aggregate of the meetings of the Board and the Committees upon which he served.

     The Board of Directors has standing Executive, Audit and Compensation Committees, but does not have a Nominating Committee. In practice, the entire Board performs the function of a Nominating Committee. The Executive Committee of the Board held no meetings during the fiscal year ended December 31, 1994. The Executive Committee has many of the powers of the full Board of Directors and meets as necessary between Board meetings to transact certain matters which require Board action. The Executive Committee is composed of Mr. Westover, who serves as Chairman, Mr. Arrington, Mr. Flood and Mr. Fosberg.

     The Audit Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 1994. The Committee's responsibility is to review and act or report to the Board of Directors with respect to various audit and accounting matters, including the selection of independent auditors, the determination of the scope of audit procedures, the nature of the services to be performed by and the fees to be paid to the Company's independent auditors, the establishment of the accounting practices of the Company, and the monitoring of all phases of the Company's operations. The Audit Committee is composed of Mr. Myers, who acts as Chairman, and Mr. Flood.

     The Compensation Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 1994. The Committee is responsible for making recommendations to the Board concerning such executive compensation arrangements and plans as it deems appropriate. The Compensation Committee is presently composed of Messrs. Doherty, Flood, Fosberg, Myers and Thorson and Mr. Arrington, who serves as Chairman.

BOARD COMPENSATION

     Members of the Board of Directors who are not officers of the Company receive annual fees in the amount of $6,000 in their capacity as Directors. Directors do not receive a per diem fee for their attendance at meetings of the Board or its Committees. In May 1994, each of the Directors who was not then an officer of the Company also received a five year compensatory option which vested at date of grant for the purchase of 10,000 shares of Common Stock under the 1993 Non-Employee Director Plan at the exercise price of $5.875 for his service on the Board for the twelve month period ended April 30, 1995. Directors also received cash reimbursement for travel expenses incurred in attending meetings of the Board of Directors. Members of the Board of Directors who are not employees of the Company and who are elected at the 1995 Stockholders Meeting will receive options for the purchase of 10,000 shares of the Company's Common Stock at the closing price for such shares on the date of such meeting.

     By agreement with the Company's Board of Directors effective February 3, 1995, Mr. J. Roberts Fosberg, Chairman of the Board of the Company, is entitled to receive a cash payment upon the occurrence of any "terminating transaction" entered into by the Company on or before November 26, 1996 in an amount equal to the amount by which the value of the Company's Common Stock for purposes of the "terminating transaction" exceeds the exercise prices of Mr. Fosberg's options for an aggregate of 95,000 shares (i) which were outstanding on February 3, 1995, and (ii) which remain unvested as of the date of the "terminating transaction." The options have an average exercise price of $4.49.

     The term "terminating transaction" means any of the following events: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more other corporations (except with respect to a transaction, the sole purpose of which is to change the domicile or name of the Company), as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, more than fifty percent (50%) of the aggregate voting power of all outstanding equity securities of the Company); or (iii) a sale of all or substantially all of the Company's assets.

     Also by agreement with the Company's Board of Directors effective January 1, 1995, Mr. Fosberg's compensation was reduced from $175,000 per year to $6,630 per annum and retention of his health care benefits coverage under the Company's plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Directors Arrington, Myers and Thorson comprised the Compensation Committee of the Board of Directors as of December 31, 1994. No member of such Committee is or has been an officer or employee of the Company.

     The law firm of Rutan & Tucker, one of the members of which is Mr. Arrington, received compensation for legal services to the Company during fiscal 1994. The Company intends to retain the services of such firm in fiscal 1995.

     Mr. Westover served as Senior Vice President, Chief Financial Officer and Treasurer of Wellpoint Health Networks until he became President and Chief Executive Officer of the Company in August 1993. Wellpoint previously entered into a significant contract with the Company's INSURx, Inc. (renamed effective March 1, 1995 to Systemed Pharmacy Inc.) subsidiary to manage and administer a prescription drug plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the last three fiscal years as to (i) the Company's Chief Executive Officer, and (ii) each individual serving as an executive officer of the Company at December 31, 1994 who received more than $100,000 in salary and bonuses for services rendered to the Company during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                     COMPENSATION AWARDS
                                                                     -------------------
                                       ANNUAL COMPENSATION               SECURITIES            ALL
  NAME AND PRINCIPAL            ----------------------------------       UNDERLYING           OTHER
       POSITION          YEAR    SALARY        BONUS        OTHER        OPTIONS(#)        COMPENSATION
- - -----------------------  -----  --------      --------     -------   -------------------   ------------
Sam Westover...........  1994   $212,500      $218,000          --         100,000           $     --
President and Chief      1993   $109,067(A)         --          --         295,000(B)        $  6,000(C)
Executive Officer
Perry I. Cohen.........  1994   $168,784(D)   $211,000(E)       --         250,000                 --
Senior Vice President
Mark P. Hanrahan.......  1994   $123,750(D)   $ 99,000(F)       --         150,000                 --
Senior Vice President
Kenneth J. Kay.........  1994   $ 72,788(D)   $ 51,000          --         150,000                 --
Senior Vice President,
Finance and
Administration
and Chief Financial
Officer
Stephen J. Konsin......  1994   $123,747      $ 78,543          --         100,000                 --
Senior Vice President,   1993   $ 33,047      $  5,000     $57,420(G)       50,000                 --
Mail Service Operations

- - ---------------

(A) Represents compensation received by Mr. Westover for the period after August 12, 1993, at which time he became President and Chief Executive Officer of the Company.

(B) Includes options for the purchase of 10,000 shares of Common Stock received by Mr. Westover for his service as an outside member of the Board of Directors during fiscal 1993.

(C) Represents compensation received by Mr. Westover for his service as an outside member of the Board of Directors during fiscal 1993.

(D) Represents salary from the commencement of Messrs. Cohen's, Hanrahan's and Kay's employment in January 1994, February 1994 and July 1994, respectively.

(E) Includes the payment of an $80,000 one-time bonus to Mr. Cohen upon his employment with the Company.

(F) Includes the payment of a $10,000 one-time bonus to Mr. Hanrahan upon his employment with the Company.

(G) Represents relocation expenses for Mr. Konsin.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning Common Stock options granted to the named executive officers during the fiscal year ended December 31, 1994.

                  INDIVIDUAL OPTION GRANTS IN FISCAL YEAR 1994

                                                                                         POTENTIAL REALIZABLE
                                                                                               VALUE AT
                                                                                         ASSUMED ANNUAL RATES
                              NUMBER OF                                                     OF STOCK PRICE
                             SECURITIES    PERCENT OF TOTAL   EXERCISE OR                    APPRECIATION
                             UNDERLYING    OPTIONS GRANTED       BASE                     FOR OPTION TERM(C)
                               OPTIONS     TO EMPLOYEES IN       PRICE      EXPIRATION   ---------------------
     NAME                    GRANTED(A)    FISCAL YEAR 1994    ($/SH)(B)       DATE         5%         10%
     ----                    -----------   ----------------   -----------   ----------   --------   ----------
Sam Westover...............    100,000           8.9%           $5.875        7/25/04    $369,476   $  936,324
Perry I. Cohen.............    250,000          22.3%           $4.125        1/19/04    $648,548   $1,643,547
Mark P. Hanrahan...........    150,000          13.4%           $4.875        2/14/04    $459,879   $1,165,424
Kenneth J. Kay.............    150,000          13.4%           $5.625        7/07/04    $530,630   $1,344,720
Stephen J. Konsin..........    100,000           8.9%           $4.125        2/01/04    $259,419   $  657,419

- - ---------------

(A) Unless otherwise indicated, all options are exercisable for a term of ten years, subject to earlier termination upon the occurrence of certain events related to termination of employment, and subject to adjustment upon certain corporate events. Options are exercisable 25% upon grant and 25% on each anniversary of grant.

(B) The options were granted at fair market value on the date of grant. The exercise price may be paid by delivery of cash or already owned shares, subject to certain conditions.

(C) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information regarding stock options exercised by the named executive officers during the fiscal year ended December 31, 1994, as well as the number of exercisable and unexercisable stock options and their values at December 31, 1994.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1994 AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                      NUMBER OF                      VALUE OF
                                                                SECURITIES UNDERLYING          UNEXERCISED IN-THE-
                                                                 UNEXERCISED OPTIONS             MONEY OPTIONS AT
                                                                AT FISCAL YEAR-END (#)        FISCAL YEAR-END ($)(B)
                      SHARES ACQUIRED          VALUE          --------------------------    --------------------------
     NAME             ON EXERCISE (#)     REALIZED ($)(A)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
     ----             ----------------    ----------------    --------------------------    --------------------------
Sam Westover........            --                  --             236,250/170,000               $505,625/$310,000
Perry I. Cohen......            --                  --              62,500/187,500               $180,000/$540,000
Mark P. Hanrahan....            --                  --              37,500/112,500               $ 79,688/$239,063
Kenneth J. Kay......            --                  --              37,500/112,500               $ 51,563/$154,690
Stephen J. Konsin...            --                  --              50,000/100,000               $156,250/$300,000

- - ---------------

(A) Represents market value of underlying securities at exercise date, minus the exercise price of the option.

(B) Represents the NASDAQ closing price of underlying securities at fiscal year-end, minus the exercise price of the options. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

EXECUTIVE COMPENSATION ARRANGEMENTS

     By agreement between the Company and Sam Westover upon his appointment as President and Chief Executive Officer of the Company, Mr. Westover received salary at the monthly rate of $23,750 through December 31, 1993, at which time his salary was adjusted to $212,500 annually. Beginning in 1994 he was also entitled to receive a performance bonus in an amount equal to 75% of his base salary upon the achievement of sales and profitability goals as determined by the Board of Directors. Upon the commencement of his employment, Mr. Westover also received an option for the purchase of 285,000 shares of Common Stock of the Company, exercisable for a period of ten years, 33% of which vested upon the date of grant, with 33% vesting upon each successive anniversary of the date of grant. Under the terms of his agreement with the Company, in the event that the Company is acquired during the first two years of Mr. Westover's employment, the Company will, upon the effective date of such acquisition, make an additional cash payment to Mr. Westover in an amount equal to the difference between the aggregate value (which is the difference between the acquisition price and his exercise price) of such stock options and $1,000,000.

     Under the terms of the Employment Agreement (the "Agreement") dated January 19, 1994 between the Company and Perry I. Cohen, Senior Vice President of the Company, Mr. Cohen will be employed by the Company for a period of 3 years unless earlier terminated upon material breach by Mr. Cohen. Under the terms of the Agreement, Mr. Cohen will be paid an annual salary of $185,000 subject to performance review increases. Mr. Cohen also received a one-time bonus of $80,000 upon his employment by the Company and was granted an option for the purchase of 250,000 shares of common stock, as discussed above in the section entitled "Option Grants in Last Fiscal Year." The bonus is subject to reimbursement to the Company by Mr. Cohen in an amount equal to (i) 50% ($40,000) in the event he terminates the Agreement before January 19, 1995, (ii) 31% ($25,000) in the event he terminates the Agreement on or between January 20, 1995 and January 18, 1996, and (iii) 12 1/2% ($10,000) in the event he terminates the Agreement on or between January 19, 1996 and January 19, 1997.

     By agreement with the Company entered into upon his employment in January 1994, in the event that the Company is acquired during the first 3 years of his employment, Mark P. Hanrahan, Senior Vice President of the Company, will receive a cash payment in an amount equal to the difference between the aggregate value (which is the difference between the acquisition price and his exercise price) of his initial stock option grant and $525,000.

     By agreement between the Company and Kenneth J. Kay, Senior Vice President Finance and Administration, and Chief Financial Officer, entered into upon Mr. Kay's employment by the Company in July 1994, in the event that the Company is acquired during Mr. Kay's employment, the Company will, upon the effective date of such acquisition, make an additional cash payment to Mr. Kay in an amount equal to the difference between the aggregate value (which is the difference between the acquisition price and his exercise price) of his initial stock option grant and $356,250.

     Pursuant to the Company's termination policy, all employees of the Company, including officers, are entitled to termination benefits in the event of any involuntary termination of their employment by the Company other than for cause.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS*

     The Compensation Committee of the Board of Directors hereby presents to the stockholders of the Company this report concerning the compensation of the Company's executive officers, including the executive officers named in the Summary Compensation Table elsewhere herein. The Compensation Committee is responsible for setting and administering the compensation policies of the Company with respect to its executive officers and, on an annual basis, determining the compensation of each executive officer.

     The Company's executive compensation program is designed to align executive compensation with the Company's performance. The goals of the executive compensation program are: (i) to attract and retain key executives critical to the success of the Company; (ii) to provide levels of compensation which are competitive with those offered by the Company's competitors and by other companies of similar size; and (iii) to motivate executives to enhance long-term stockholder value by building appropriate ownership in the Company. The Company retained the services of an independent executive compensation consulting firm for the last fiscal year to assist the Committee in connection with its duties in executive compensation matters.

     The annual compensation for the executive officers, including Sam Westover, the Company's President and Chief Executive Officer, includes base salary, coupled with cash bonuses and stock options. Base salaries are the fixed component of the executive officers' compensation package. Salaries are set and adjusted based primarily upon competitive standards and length of service, and once adjusted, fall within the median of the range of increases implemented by other companies, of similar size, geographic location and industry, which were surveyed for comparability.

     The award of cash bonuses was made pursuant to the Company's Bonus Plan based upon the performance of the Company and its two principal subsidiaries during 1994 against established Bonus Plan targets for revenues and earnings. The earnings and revenue performance targets were weighted 60% and 40%, respectively, in calculating bonuses.

     A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of the Company's Common Stock. The award of options is intended to encourage such employees to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company's stockholders. Under the Company's stock option plans, options are granted from time to time to certain officers and key employees of the Company at the fair market value of the shares of Common Stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to the Company's long-term performance. The award of stock options to executive officers is determined based upon individual performance, position within the Company, inducement to join and remain with the Company, the amount of options already held, and contribution towards enhancement of stockholder value.

     The Committee has reviewed the 1994 base salaries of each of the executive officers and is of the opinion that such salaries were reasonable in view of those paid by the Company's competitors and by other companies of similar size. The Committee has also reviewed the cash bonuses paid to executive officers pursuant to the Company's Bonus Plan and has determined that such amounts and the previously established revenue and earnings targets upon which such amounts were awarded were reasonable. The Committee also reviewed the stock options awarded to the executive officers for their services in 1994 and is of the opinion that the option awards were reasonable in view of the officers' individual performance and positions with the Company.

     The Committee has also reviewed Mr. Westover's base salary for 1994 and is of the opinion that such salary was reasonable in view of those paid to CEO's of the Company's competitors and by other companies of similar size. Mr. Westover received options for the purchase of 100,000 shares of the Company's Common Stock during 1994 which the Committee believes to be appropriate in light of compensation paid by the Company's competitors and by other companies of a similar size. Mr. Westover received a cash bonus of $218,000 for 1994, pursuant to the terms of the Company's Bonus Plan and the achievement of the established performance factors discussed above. Mr. Westover was paid an annual salary of $212,500 during 1994. His agreement with the Company also requires that in the event of any acquisition of the Company during the first two years of his employment, Mr. Westover will, upon the effective date of such acquisition, be paid an additional cash payment in the amount, if any, by which the value of his options (as valued at the difference between the acquisition and his exercise price) is less than $1,000,000. The Company has not adopted any policy with respect to limiting executive compensation to the one million dollar deductible maximum permitted under Internal Revenue Code Section 162(m).

                                          COMPENSATION COMMITTEE:

                                          Ronald P. Arrington, Chairman
                                          James F. Doherty
                                          John E. Flood, Jr.
                                          J. Roberts Fosberg
                                          Frederick M. Myers
                                          Jon C. Thorson, M.D.
- - ---------------

* The preceding report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), including without limitation, all Registration Statements on Form S-3 and Form S-8 filed by the Company which incorporate future Exchange Act filings by reference.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of January 31, 1995 by the Company's Directors, by the nominees, by the named executive officers, by all Directors and executive officers as a group and by the only persons or entities known to the Company to own beneficially more than 5% of the outstanding shares of the Company's voting securities. Unless otherwise indicated, the persons named in the table possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

                                                                SHARES OF COMMON STOCK
                                                                  OWNED BENEFICIALLY
                                                                AS OF JANUARY 31, 1995
                                                              --------------------------
                                                               NO. OF           PERCENT
                                                               SHARES           OF CLASS
                                                              ---------         --------
        Foxmeyer Health Corporation
          1220 Senlac Drive
          Carrollton, Texas 78006...........................  1,676,300(1)         7.3%(1)
        Dimensional Fund Advisors, Inc.
          1299 Ocean Avenue, Eleventh Floor
          Santa Monica, CA 90401............................  1,057,761(2)         4.9%(2)
        Ronald P. Arrington.................................    120,700(3)        *
        James F. Doherty....................................      8,192(4)        *
        John E. Flood, Jr...................................    221,577(5)         1.0%
        J. Roberts Fosberg..................................    936,488(6)         4.2%
        Frederick M. Myers..................................    221,623(7)         1.0%
        Jon C. Thorson, M.D.................................    180,178(8)        *
        Sam Westover........................................    236,250(4)         1.1%
        All Directors and Executive Officers as a Group (11
          Persons)..........................................  2,237,508(9)         9.6%

- - ---------------

  * Represents less than 1% of the outstanding shares.

(1) Information set forth in the table is based on Foxmeyer Health Corporation's
    Schedule 13D (formerly NII Health Care Corporation), as amended, filed August 11, 1994.

(2) Information set forth in the table is based on Dimensional's Schedule 13G dated January 31, 1995.

(3) Includes 65,000 shares subject to presently exercisable options.

(4) Represents shares subject to presently exercisable options.

(5) Includes 160,000 shares subject to presently exercisable options and 30,000 shares held in a family trust.

(6) Consists of 730,000 shares subject to presently exercisable options and 206,488 shares held in a family trust.

(7) Mr. Myers holds 2,500 shares of Convertible Preferred Stock (representing 1.5% of that class). The table includes 3,375 shares issuable upon conversion of the Convertible Preferred Stock and 110,000 shares subject to presently exercisable options. Also includes 50,556 Common Stock shares owned by Mr. Myer's wife, as to which Mr. Myers disclaims beneficial ownership.

(8) Includes 20,000 shares subject to presently exercisable options, and 20,613 shares of Common Stock issuable upon conversion of the Company's 10% Senior Secured Convertible Notes.

(9) Includes 1,641,942 shares subject to presently exercisable options, 20,613 shares of Common Stock issuable upon conversion of the Notes described above and 3,375 shares issuable upon conversion of 8% Convertible Preferred Stock.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations by Directors and executive officers of the Company that no other reports were required, during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements applicable to the Company's officers, Directors and greater than 10% beneficial owners were complied with.

                  AMENDMENT OF 1993 EMPLOYEE STOCK OPTION PLAN

     The Company's Board of Directors approved the amendment of the Company's 1993 Employee Stock Option Plan (the "Stock Option Plan") on February 3, 1995 to provide for an additional 1,000,000 shares available for grant under the Stock Option Plan, bringing the total number of shares available under the Plan to 3,000,000 shares. The Board of Directors recommends that the stockholders approve the amendment in order to encourage employees to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company's stockholders.

     The following is a brief summary of the material features of the Stock Option Plan and is qualified in its entirety by express reference to the Stock Option Plan, a copy of which will be sent without charge prior to the Annual Meeting to any stockholder requesting it from the Secretary of the Company.

     As recently amended by the Board of Directors, the Stock Option Plan calls for the granting of options to purchase up to 3,000,000 shares of the Company's Common Stock. Shares covered by options which terminate without exercise are available for issuance upon the grant of additional options. The number and kind of shares subject to the Stock Option Plan and any outstanding options under the Stock Option Plan will be appropriately adjusted in the event of a stock split, stock dividend, reorganization or other specified changes in the capitalization of the Company. The Stock Option Plan allows for the grant of either incentive stock options or nonstatutory stock options.

     The Stock Option Plan will be administered by the Company's Board of Directors, which has the sole authority to determine which eligible persons shall receive options and the terms and provisions of the options.

The Board also has the full power and authority to interpret the provisions of the Stock Option Plan and any option granted under the Stock Option Plan. The Board may delegate administration of the Stock Option Plan to a committee of not less than two members of the Board. The Board has delegated administration of the Plan to the Compensation Committee of the Board.

     Employees and consultants of the Company and any subsidiary of the Company are eligible to receive options under the Stock Option Plan, with only employees eligible to receive incentive stock options. At January 31, 1995, approximately 40 persons were eligible to participate in the Stock Option Plan. The Board has the discretion to set the exercise price for options granted under the Stock Option Plan, provided that the exercise price per share for each incentive stock option cannot be less than the fair market value on the date of grant. The Board also has broad discretion as to the other terms and conditions upon which options granted shall be exercisable, but under no circumstances will an option have a term exceeding ten years from the date of grant.

     The purchase price for shares issued under the Stock Option Plan must be paid by cash or such other means deemed acceptable by the Board, including the payment of all or part of the exercise price with shares previously acquired by the optionee, provided the shares have been held at least six months. The Company will also facilitate the cashless exercise of options through customary brokerage arrangements.

     Each option will expire on the date established by the Board for that option, except that no option may be exercised later than ten years after the date of grant and no incentive stock option granted to a person owning greater than 10% of the total combined voting power of all classes of stock of the Company may be exercised later than five years after the date of grant. Options generally terminate upon the termination of the optionee's employment, except that the Board may provide in the option agreement that the vested portion of the option at the time of termination may be exercisable for up to three months after termination for any reason other than death or disability, and for up to one year after termination in the event of death or disability. The Board also has the authority to extend the post-termination exercise period, although not beyond the original option expiration date, and to accelerate unvested portions of an option upon the termination of employment. Options are not transferable by the optionee other than by will or the laws of descent and distribution.

     The Stock Option Plan provides that in the case of certain reorganizations, mergers or consolidations of the Company with one or more corporations, or the sale of substantially all of the Company's assets, all outstanding options shall be assumed in some manner as part of the transaction or new options or securities shall be substituted for them. In addition, the Stock Option Plan provides that all outstanding options, including unvested installments, shall be accelerated in the event of such transaction and be exercisable in full beginning immediately prior to the consummation of the transaction and continuing for the original term of the option.

     The Stock Option Plan provides that the Board may at any time amend or terminate the Stock Option Plan, although no amendment or termination may adversely affect any previously granted option without the consent of the holder of the option. Unless sooner terminated by the Board, the Stock Option Plan will terminate in March 2003. Options for the purchase of 1,472,000 shares had been granted under the Stock Option Plan as of December 31, 1994.

     Under currently applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), an optionee will not be deemed to receive any income for federal tax purposes upon the grant of an option under the Stock Option Plan, nor will the Company be entitled to a tax deduction at that time. However, upon the exercise of an option the tax consequences are as follows:

          1. Upon the exercise of a nonstatutory option, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the option price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of the market value of the shares on the date of exercise over the cost of such shares to the optionee; and

          2. Upon the exercise of an incentive stock option, there is no income recognized by the optionee at the time of exercise. If the stock is held at least one year following the exercise date and at least two years from the date of grant of the option, the optionee will realize a long-term capital gain or loss upon sale, measured as the difference between the option exercise price and the sale price. If both of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain at sale or exercise, whichever is less. If the actual gain exceeds the amount of ordinary income, the excess will be considered short-term or long-term capital gain depending on how long the shares are actually held. No income tax deduction will be allowed the Company with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided such shares are held for the required periods as described above.

     There is no charge against income required by the Company in connection with the grant of an option or the exercise of an option for cash.

     Under the Code, an option will generally be disqualified from receiving incentive stock option treatment if it is exercised more than three months following termination of employment. However, if the optionee is disabled, such statutory treatment is available for one year following termination. If the optionee dies while employed by the Company or within three months thereafter, the statutory time limit is waived altogether. In no event do these statutory provisions extend the optionee's right to exercise an option beyond its term.

     At the Annual Meeting, stockholders will be asked to approve the amendment of the Stock Option Plan to increase the number of shares available for grants under the Plan by 1,000,000 to a total of 3,000,000 shares. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common and Preferred Stock present or represented and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote "FOR" the proposal.

                            STOCK PERFORMANCE GRAPH*

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on its market price, with the cumulative total return of companies on the Total Return Index for the NASDAQ Stock Market and Value Line's Index for the Medical Supplies Industry for the period beginning December 31, 1989 through December 31, 1994.

      Measurement Period                         Medical Sup-
    (Fiscal Year Covered)           NASDAQ           plies         Systemed
1989                                       100             100             100
1990                                     84.92          124.05           91.49
1991                                    136.28          202.36          208.51
1992                                    158.57          179.18          238.30
1993                                    180.92          159.73          153.19
1994                                    176.91          193.71          238.30

Note: Assumes $100 invested on 12/31/89 in Systemed, the Total Return Index for the NASDAQ Stock Market and the Value Line Index for the Medical Supplies Industry. The dollar amounts shown at each year-end are as of the last trading day prior to the end of the Company's fiscal year.

Assumes reinvestment of dividends.

- - ---------------

* The information set forth in the preceding graph shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933 or the Securities Exchange Act of 1934 ("Exchange Act") including without limitation, all Registration Statements on Form S-3 and Form S-8 filed by the Company which incorporate future Exchange Act filings by reference.

                               INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Arthur Andersen LLP, certified public accountants, to audit the accounts of the Company for the year ending December 31, 1995, and to perform other accounting services for the Company as needed. Ernst & Young was the certified public accountants for the year ended December 31, 1994. A representative of Ernst & Young LLP will be at the Annual Meeting of Stockholders to be held on May 26, 1995 and will be available to respond to appropriate questions.

     On March 30, 1995, the Company with the approval of the Board of Directors, advised Ernst & Young LLP that the Company was ending its relationship with such accounting firm, and was retaining the accounting firm of Arthur Andersen LLP, as auditors for the fiscal year ended December 31, 1995. The decision to retain Arthur Andersen LLP was based upon a cost/benefit analysis performed by the Company of its overall relationship and level of services provided and was not motivated by any disagreements between the Company and Ernst & Young LLP concerning any accounting matters. Ernst & Young LLP was originally retained in 1984. In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1994, and in the subsequent interim period, there have been no disagreements with Ernst & Young LLP relative to accounting principles or practices, financial statement disclosure, auditing scope or procedures, which if not resolved to Ernst & Young LLP's satisfaction, would have resulted in a reference to the subject matters of the disagreement, in connection with its report. For the past two fiscal years, Ernst & Young LLP's reports on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(l)(v) of Regulation S-K.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholders are advised that any stockholder proposal intended for consideration at the 1996 Annual Meeting must be received by the Company at the address set forth on the first page of this Proxy Statement no later than December 13, 1995 to be included in the proxy material for the 1996 Annual Meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail, return-receipt requested in order to ensure timely delivery.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission, is available without charge by writing to: Corporate Secretary, Systemed Inc., 970 West 190th Street, Suite 400, Torrance, California 90502.

                                 OTHER MATTERS

     The Board of Directors knows of no matter to come before the stockholders' meeting other than as specified herein. If other business should, however, be properly brought before such meeting the persons voting the proxies will vote them in accordance with their best judgment.

     STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          Sam Westover
                                          President and Chief Executive Officer

Torrance, California
April 10, 1995

                                SYSTEMED INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 26, 1995

        The undersigned, revoking any proxy heretofore given, hereby appoints Sam Westover and Kenneth J. Kay or either of them, proxies of the
P   undersigned, each with full power of substitution, to vote and act on and
R   consent with respect to all of the securities which the undersigned is
O   entitled to vote at the Annual Meeting of Stockholders of Systemed Inc.
X   to be held at the Doubletree Hotel, Los Angeles Airport, 5400 West Century
Y Boulevard, Los Angeles, California on Friday, May 26, 1995 at 9:00 a.m. and at any continuation or adjournment thereof, with all power the undersigned would possess if personally present at the meeting.

        The undersigned hereby directs and authorizes said proxies, and each of them, or their substitutes, to vote as specified below with respect to the proposals noted in paragraphs 1 and 2 on the reverse side, or if no specification is made, to vote in favor thereof.

        The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

        The undersigned acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended December 31, 1994.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                                    SEE REVERSE
             CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE               SIDE




    Please mark
/X/ votes as in                                                       |
    this example.                                                     |____

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED POST-PAID ENVELOPE.

1. Election of the following Directors:
Nominees: Ronald P. Arrington, James F. Doherty, John E. Flood, Jr., J. Roberts Fosberg, Frederick M. Myers, Jon C. Thorson, M.D. and Sam Westover.

                       FOR                      WITHHELD
                        / /                        / /

For, except vote withheld from the following nominees.   MARK HERE     ____
                                                         FOR ADDRESS  |    |
                                                         CHANGE AND   |____|
_____________________________________________________    NOTE BELOW

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

2. To approve and adopt an amendment to the Company's 1993 Employee Stock Option Plan to increase the number of shares available for grants under that Plan to 3,000,000, as set forth in the Proxy Statement.

                FOR              AGAINST               ABSTAIN
                 / /               / /                   / /

   WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE CHOICES SPECIFIED,
   IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED BY THE DESIGNATED PROXIES FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED HEREIN, FOR
   THE APPROVAL OF THE SPECIFIED AMENDMENT TO THE COMPANY'S 1993 EMPLOYEE STOCK OPTION PLAN, AND IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, IF CUMULATIVE VOTING PROCEDURES ARE INVOKED AT THE ANNUAL MEETING, AND THIS PROXY CARD INDICATES "FOR" OR NO CHOICE ON PROPOSAL 1, THE DESIGNATED PROXIES ARE AUTHORIZED TO DISTRIBUTE VOTES REPRESENTED BY THIS PROXY IN THEIR DISCRETION, SO AS TO ELECT THE MAXIMUM NUMBER OF MANAGEMENT NOMINEES WHICH MAY BE ELECTED BY CUMULATIVE VOTING.

Please date and sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their full titles.


Signature: ______________________________________________ Date _________________

Signature: ______________________________________________ Date _________________